SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2007

Beckman Coulter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard

Fullerton, California 92834-3100

(Address of principal executive offices) (Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 21, 2007, Lumigen, Inc., Beckman Coulter’s wholly owned subsidiary, entered into a “Unit Purchase Agreement” with Hashem Akhavan-Tafti, A. Paul Schaap, Richard S. Handlery, and Gary T. Priestap (collectively the “Sellers”) under which Lumigen will acquire the portion of NexGen Diagnostics, L.L.C. that it currently does not own. NexGen Diagnostics was formed in 2006, in conjunction with Beckman Coulter’s acquisition of Lumigen, to focus on further developing and commercializing specified technologies based on intellectual property contributed by Lumigen. Lumigen currently owns 19.9 percent of NexGen Diagnostics and the Sellers own the remaining 80.1 percent. The purchase price, payable at closing, will be $36,045,000, which will be recorded as a research and development charge in Beckman Coulter’s consolidated financial statements.

The Agreement contains covenants, representations, and warranties, creates indemnification obligations, provides for termination of the Agreement, contains closing conditions, and contains other terms and conditions which Beckman Coulter considers typical for this type of agreement. The representations, warranties, covenants and other agreements are qualified by information contained in confidential disclosure schedules that Beckman Coulter received in connection with the execution of the Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties, covenants and other agreements set forth in the Agreement. Although certain of the information contained in the disclosure schedules may be non-public, Beckman Coulter does not believe that this information is required to be publicly-disclosed under the Federal securities laws. Moreover, certain of these representations, warranties, covenants and other agreements may not be accurate or complete as of a specific date because they are subject to a contractual standard of materiality that may be different from the standard generally applied under the Federal securities laws or were used for the purpose of allocating risk between Beckman Coulter, Lumigen, and NexGen Diagnostics shareholders rather than establishing matters as facts. Finally, information concerning the subject matter of these representations, warranties, covenants and other agreements may have changed since the date of the Agreement, which may or may not be fully-reflected in Beckman Coulter’s public disclosures. Accordingly, you should not rely on these representations, warranties, covenants and other agreements as statements of fact.

Item 9.01 – Financial Statements and Exhibits

Exhibit 10.1	Unit Purchase Agreement dated November 21, 2007 between Lumigen, Inc. as Buyer and Hashem Akhavan-Tafti, A. Paul Schaap, Richard S. Handlery, and Gary T. Priestap as Sellers.

Exhibit 99.1	Press Release dated November 28, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2007

BECKMAN COULTER, INC.

By:	/s/ JACK E. SOROKIN
Name:	Jack E. Sorokin
Title:	Deputy General Counsel

EXHIBIT INDEX

Exhibits

10.1	Unit Purchase Agreement dated November 21, 2007 between Lumigen, Inc. as Buyer and Hashem Akhavan-Tafti, A. Paul Schaap, Richard S. Handlery, and Gary T. Priestap as Sellers.

99.1	Press Release dated November 28, 2007